UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2006 (April 24, 2006)
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5799 Fontanoso Way
San Jose, California 95138
(Address of Principal Executive Offices) (Zip Code)
(408) 360-7200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
          On April 24, 2006, the Board of Directors (the “Board”) of VNUS Medical Technologies, Inc. (“VNUS”) appointed Mohan Sancheti as its Vice President of Manufacturing.
          In connection with his employment, VNUS provided Mr. Sancheti with an offer letter. Pursuant to the terms of the offer letter, Mr. Sancheti will be paid an annual base salary of $170,000 and will be eligible to participate in VNUS’ 2006 officer bonus plan with a maximum bonus of approximately 35% of his base salary during 2006, pro-rated to Mr. Sancheti’s date of hire.
          On April 24, 2006, VNUS granted Mr. Sancheti 15,000 restricted stock units (“RSUs”) under the VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Equity Incentive Plan”). Provided that Mr. Sancheti remains in continuous service with VNUS, 3,750 RSUs will vest on April 24, 2007, and an additional 3,750 RSUs will vest each 12 months thereafter, such that the RSUs generally will become fully vested at the end of Mr. Sancheti’s fourth year of service to VNUS. Notwithstanding the foregoing, the RSUs will vest in full if Mr. Sancheti’s service to VNUS is terminated by VNUS without cause or by Mr. Sancheti for good reason within two years following a change of control (“cause,” “good reason” and “change of control” have the meanings given to them in VNUS’ Amended and Restated VNUS Severance Plan for Management and Key Employees). Except as described above, any RSUs that remain unvested upon Mr. Sancheti’s cessation of service to VNUS will be forfeited.
          On April 24, 2006, VNUS also granted Mr. Sancheti a stock option award under the Equity Incentive Plan for the purchase of 50,000 shares of VNUS common stock with an exercise price equal to $7.16 per share. Provided that Mr. Sancheti remains in continuous service with VNUS, 25% of the shares subject to the stock option will vest and become exercisable on April 24, 2007. Thereafter, subject to Mr. Sancheti’s continued service to VNUS, the remaining shares subject to the stock option will vest in equal monthly installments over the 36-month period measured from April 24, 2007, so that the stock option will be fully vested and exercisable at the end of Mr. Sancheti’s fourth year of service to VNUS. If Mr. Sancheti’s service to VNUS is terminated due to death or disability, Mr. Sancheti, or his estate, as applicable, will have the right to exercise all of his options to the extent such options are vested on the date of Mr. Sancheti’s cessation of service. In addition, if Mr. Sancheti’s employment is terminated by VNUS without cause or by Mr. Sancheti for good reason within two years following a change of control, then Mr. Sancheti’s options will become fully vested and exercisable. Except as described above, any portion of the stock option that remains unvested upon Mr. Sancheti’s cessation of service to VNUS will be forfeited.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          (c) On April 24, 2006, the Board of VNUS appointed Mohan Sancheti, age 42, as its Vice President of Manufacturing. From May 1998 to April 2006, Mr. Sancheti was employed by W.L. Gore and Associates in its Medical Products Division, serving from April 2005 to April 2006, as Director of Engineering; from April 2003 to March 2005, as Director of Manufacturing; from September 2001 to March 2003, as Senior Project Manager, Engineering and Manufacturing; from May 1999 to August 2001 as Senior Manufacturing Manager; and from May 1998 to April 1999, as Manufacturing Engineering Manager. VNUS has entered into an offer letter with Mr. Sancheti, the terms of which are described under Item 1.01 of this Report on Form 8-K above.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated April 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: April 25, 2006	By:	/s/ Charlene A. Friedman
Charlene A. Friedman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated April 24, 2006